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                                                                  EXHIBIT 99.2

                                    RIBOGENE, INC.

                                 26118 RESEARCH ROAD
                              HAYWARD, CALIFORNIA 94545

                           SPECIAL MEETING OF STOCKHOLDERS
                                  NOVEMBER 5, 1999

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF RIBOGENE, INC. (THE "COMPANY")

     The undersigned hereby appoints Charles J. Casamento and his designee(s), with full power of substitution, to act as attorney and proxy of the undersigned, to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held at the offices of the Company at 26118 Research Road, Hayward, California 94545, on November 5, 1999 at 9:00 a.m. local time, and at any and all adjournments or postponements of the meeting with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The proposal referred to herein is described in detail in the accompanying prospectus/joint proxy statement.

     THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL STATED, IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE

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BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

     PLEASE MARK
[ ]  VOTES AS IN
     THIS EXAMPLE

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE COMPANY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE MERGER PROPOSAL.


                                             FOR       WITHHELD       ABSTAIN
     To approve the agreement and plan       [ ]         [ ]            [ ]
     of reorganization dated as of August 4,
     1999, among the Company, Cypros
     Pharmaceutical Corporation and Cypros
     Acquisition Corporation, which provides
     for, among other things, the merger of
     Cypros Acquisition Corporation with and
     into the Company, as described in the
     accompanying prospectus joint proxy
     statement.

                                        SHOULD THE UNDERSIGNED BE PRESENT AND
                                   ELECT TO VOTE AT THE MEETING, OR AT ANY
                                   ADJOURNMENTS THEREOF, AND AFTER NOTIFICATION
                                   TO THE SECRETARY OF THE COMPANY AT THE
                                   MEETING OF THE STOCKHOLDER'S DECISION TO
                                   TERMINATE THIS PROXY, THE POWER OF SAID
                                   ATTORNEYS AND PROXIES SHALL BE DEEMED
                                   TERMINATED AND OF NO FURTHER FORCE AND
                                   EFFECT. THE UNDERSIGNED MAY ALSO REVOKE THIS PROXY BY FILLING A SUBSEQUENTLY DATED PROXY OR BY WRITTEN NOTIFICATION TO THE SECRETARY OF THE COMPANY OF HIS OR HER DECISION TO TERMINATE THIS PROXY.

                                        THE UNDERSIGNED ACKNOWLEDGES RECEIPT
                                   FROM THE COMPANY PRIOR TO THE EXECUTION OF
                                   THIS PROXY OF A NOTICE OF SPECIAL MEETING OF
                                   STOCKHOLDERS, A PROSPECTUS/JOINT PROXY
                                   STATEMENT DATED SEPTEMBER 23, 1999.

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                                        , 1999.


SIGNATURE(S):                                               DATE:
             ---------------------------------------------       ---------------

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership named by authorized person.